UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported):  May 1, 2009
                                                    (April 24, 2009)

                        Devine Entertainment Corporation
             (Exact name of registrant as specified in its charter)

  Ontario, Canada                  000-51168                   Not Applicable
 (State or other                  (Commission                   (IRS Employer
  jurisdiction                    File Number)               Identification No.)
of incorporation)

     Suite 504, 2 Berkeley Street
       Toronto, Ontario, Canada                                   M5A 2W3
(Address of principal executive offices)                       (Postal Code)

                                 (416) 364-2282
               Registrant's telephone number, including area code

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Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related
           Audit Report or Completed Interim Review

On April 24, 2009 the Company received a letter (the "Letter") from Deloitte & Touche LLP in which Deloitte & Touche LLP stated that the Company should no longer rely on Deloitte & Touche LLP's audit reports. A copy of the Letter is annexed hereto as Exhibit 16.1 and incorporated herein by reference.

In the Company's opinion, Deloitte & Touche LLP has not provided any specific details related to any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure with respect to the Company, which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the Company's financial statements since the original filing of the Company's 2007 year end statements.

On May 1, 2009, the Company provided Deloitte & Touche LLP with a copy of the disclosure set forth herein and requested that Deloitte & Touche LLP furnish the Company with a letter addressed to the United States Securities and Exchange Commission stating whether Deloitte & Touche LLP agrees with such disclosure.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

16.1   Letter dated April 24, 2009 from Deloitte & Touche LLP to the Company.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              Devine Entertainment Corporation

Date: May 1, 2009

                                              By: /s/ Richard Mozer
                                                  ------------------------------
                                                  Name:  Richard Mozer
                                                  Title: Chief Financial Officer